As filed with the Securities and Exchange Commission on June 11, 1997

                                               Registration No. 333-_______


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                          PRESTIGE FINANCIAL CORP.
          (Exact Name of Registrant as Specified in its Charter)

              New Jersey                         22-3216510
              (State or Other                  (IRS Employer
               Jurisdiction of                  Identification
               Incorporation                    Number)
            or Organization)

        One Royal Road, P.O. Box 2480, Flemington, New Jersey 08822
                 (Address of Principal Executive Offices)

              1994 STOCK OPTION PLAN FOR SENIOR MANAGEMENT
               1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                         (Full Title of the Plan)

                            Robert J. Jablonski
                       One Royal Road, P.O. Box 2480
                       Flemington, New Jersey 08822
                  (Name and Address of Agent for Service)

                               (908) 806-6200
                  (Telephone Number of Agent for Service)

                                Copies to:

                            Karen L. Witt, Esq.
                  Rothgerber, Appel, Powers & Johnson LLP
                       1200 17th Street, Suite 3000
                          Denver, Colorado  80202
                              (303) 623-9000

                      CALCULATION OF REGISTRATION FEE



                                      Proposed      Proposed
                                      Maximum       Maximum
                                      Offering      Aggregate      Amount of
Title of Securities    Amount to be   Price Per     Offering       Registration
 to be Registered      Registered     Share         Price          Fee

Common Stock            54,600(1)     $14.625(2)    $798,525.00(2)  $241.98


    (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of certain events specified in the plans may become subject to the plans.
    (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Company
Stock quoted on the NASDAQ National Market on June 9, 1997.   The contents of
the Form S-8 Registration Statement (SEC File No. 33-83066) filed on August 19, 1994, the Form S-8 Registration Statement (SEC File No.33-99042) filed on November 6, 1995, and the Form S-8 Registration Statement (SEC File No. 333-15739) filed on November 7, 1996 (together, the "Registration Statements"), are incorporated herein by this reference.

    On April 22, 1997, the shareholders of Prestige Financial Corp. (the "Company") voted to amend:

    1. Section 4(a) of the 1994 Stock Option Plan for Senior Management ("SMP") to provide for the issuance of an additional 21,600 shares (from 82,500 shares to 104,100 shares) of common stock of the Company to executive officers of the Company.

    2. Section 4 of the 1994 Stock Option Plan for Outside Directors ("ODP") to provide for the issuance of an additional 33,000 shares (from 72,600 shares to 105,600 shares) of common stock of the Company to outside (non-employee) directors of the Company.

    3. Section 2(b) of the ODP to provide that options for shares of Company common stock shall be issued to outside (non-employee) directors upon attaining at least two years (rather than three years) of service.

    In all other respects the SMP, the ODP and the other plans described in the Registration Statements remain the same. Copies of the amended SMP and the amended ODP are attached hereto as Exhibit 4.3 and Exhibit 4.4, respectively.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

    The following exhibits are attached to this registration statement:

    4.3  1994 Stock Option Plan for Senior Management
    4.4  1994 Stock Option Plan for Outside Directors
    5    Opinion of Rothgerber, Appel, Powers & Johnson LLP as to legality
    23.1 Consent of KPMG Peat Marwick LLP
    23.2 Consent of Rothgerber, Appel, Powers & Johnson LLP

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Flemington and the State of New Jersey, on this 11th day of June, 1997.

            PRESTIGE FINANCIAL CORP.


            By:  /s/ Arnold F. Horvath
               Arnold F. Horvath, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                    Date


/s/ Arnold F. Horvath       President and            June 11, 1997
Arnold F. Horvath           Director


/s/ Robert J. Jablonski     CEO, CFO and             June 11, 1997
Robert J. Jablonski         Director (Principal
                            Executive, Accounting
                            and Financial Officer)


/s/ Roland D. Boehm, Sr.    Vice Chairman of         June 11, 1997
Roland D. Boehm, Sr.        the Board


/s/ Louis R. DeFalco        Chairman of the          June 11, 1997
Louis R. DeFalco            Board


/s/ Gerald A. Lustig        Director                 June 11, 1997
Gerald A. Lustig


/s/ James W. MacDonald      Director                 June 11, 1997
James W. MacDonald


/s/ Arthur Stryker, Jr.     Director                 June 11, 1997
Arthur Stryker, Jr.

                                EXHIBIT INDEX


Exhibit No.    Description                                          Page No.

4.3            1994 Stock Option Plan for Senior Management

4.4            1994 Stock Option Plan for Outside Directors

5 Opinion of Rothgerber, Appel, Powers & Johnson LLP as to legality

23.1           Consent of KPMG Peat Marwick LLP

23.2           Consent of Rothgerber, Appel, Powers & Johnson LLP